Investor and Media Relations:
Marty Tullio, Managing Partner
McCloud Communications, LLC
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marty@mccloudcommunications.com

CNS Response: What Len Brandt Isn’t Telling You

Costa Mesa, CA – July 24, 2009 – CNS Response, Inc. (OTCBB: CNSO) (the “Company”) is issuing this press release to address certain statements made by Len Brandt, the Company’s former CEO, in public filings Brandt has made with the Securities and Exchange Commission (“SEC”).

According to CNS Response, “Len Brandt’s recent SEC filings include statements implying that your board of directors does not have the best interests of CNS stockholders in mind and is ignoring the “will of the present stockholders.”  But here’s what he isn’t telling you:

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He has been engaged in ongoing efforts to disrupt CNS and waste our valuable cash resources.  Brandt’s  attempts to call and adjourn a special stockholders meeting on July 3 (a holiday), July 12 (a Sunday) and July 21, and his likely future attempts to reconvene the meeting again, have diverted and will continue to divert our management and cash resources at this critical point in CNS’s growth.

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He has jeopardized our planned financing, which could result in CNS having to pursue alternative (and more expensive) financing to fund our business plan.  The financial advisor we intended to engage has informed us that our contemplated financing likely cannot be completed on our intended terms as long as Brandt continues his attempts to unseat the incumbent directors, and we expect that alternative financing will be available, if at all, on terms that are less attractive than those we had anticipated.

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He is trying to maintain his first security interest in CNS’s assets. We have offered to repay the promissory note he holds, which would result in a release of his security interest in all of the company’s assets, but he has failed to accept those offers.  By refusing to be repaid yet attempting to thwart our financing, Brandt is in a position where he would personally benefit from the company’s failure and could seize all of CNS’s assets, leaving the equity holders with nothing.

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He fails to tell you that additional financing may increase CNS’s – and all stockholders’ – value, while focusing only on how additional financings can decrease existing stockholder voting power.  While stockholders like Brandt looking to take control of the company may be primarily concerned about having their voting power diluted, we believe that CNS stockholders generally are more interested in increasing the company’s value and whether additional financing can foster an increase by helping us continue to implement our business plan. [see shareholder letter regarding progress and plans of the Company]

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His alternative plan for CNS assumes that financing is readily available on terms that are somehow superior to terms we are currently negotiating.  Brandt’s suggestions that the company wait until the completion and announcement of clinical trial results and raising just a small amount of additional financing now ignores what we believe are the realities of the financing marketplace for companies of our size and stage of development.

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CNS Response: What Len Brandt Isn”t Telling You

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He failed in his mission to raise capital for CNS for over 12 months.  Brandt was charged by the board to secure additional financing for the company and only after he was terminated as CEO, was the company able to secure $1.2 million in additional capital.

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He fails to tell you that he may have breached his fiduciary duties as a CNS director by improperly disclosing and using CNS’s confidential information.  We believe that Brandt has disclosed our confidential information to certain stockholders while seeking to take back his position as a CNS officer without authorization and that he is now using information he obtained as a CNS director for his purposes as a stockholder to oppose the other members of the board.

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He fails to disclose that, as a CNS director, he did not raise any substantive objections to the bridge financings when they were considered and approved by the board. While Brandt did not vote in favor of our recent bridge financings, he did not raise the objections and concerns at the time we approved those transactions that he now cites as his primary motivations for seeking to replace the other incumbent directors.  Brandt never requested a Fairness Opinion in the case of his own bridge loans.

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He is not even certain that his nominees agree with him and his plans for CNS.  Brandt’s statements regarding his alternative plans for CNS are just that – his own personal statements; the most he can say about his hand-picked replacements for the current board members is that “to the extent of the discussions that have taken place between Mr. Brandt and each of the other nominees, Mr. Brandt believes it would be fair to describe the Nominees, in general, as being in favor” of his plan.

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He asserts that other directors are trying to ignore the “will of the present stockholders” but fails to tell you that he has been unable to obtain a quorum for his purported special meeting.  At each of the three purported meeting dates, Brandt has had his attorneys attempt to adjourn the meeting because he does not have sufficient proxies to make up a quorum and allow a meeting to be held.

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He is the primary reason why CNS has not had an annual meeting.  As the company’s Chairman until March 2009, Brandt had the ability to call a meeting without the approval or agreement of any other director or any CNS stockholder and continually refused the requests of his board members to do so.”

We will be issuing another release that provides greater detail regarding Brandt’s latest SEC filings and our responses to his accusations and to what we believe are significant misstatements and failures to tell CNS stockholders a complete story.  We urge you to read that release and contact CNS if you have any questions.

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or the purported special meeting called by Mr. Brandt or his purported solicitation of written consents. The Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). CNS SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. CNS Security holders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s Web site at www.sec.gov or from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

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CNS Response:  What Len Brandt Isn’t Tell You

Participants in Solicitation
CNS and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders and/or any purported special meeting called by Mr. Brandt or his purported solicitation of written consents. Information regarding the interests of the Company’s directors and executive officers in the proxy contest will be included in its definitive proxy statement.

About CNS Response
Today, most physicians are able to base treatment on objective test data, such as EKGs, MRIs, blood tests, etc.  Broadly speaking, such advances have not yet come to those physicians practicing psychiatry.

CNS Response has developed a patented data-analysis capability that, with the help of a simple, non-invasive EEG, will analyze a patient’s brain waves and compare the results to an extensive patient outcomes database. The process produces a rEEG® report providing a psychiatrist with guidance to personalize medication regimens for a patient, based on the patient’s own brain physiology. To read more about the benefits this patented technology provides physicians, patients and insurers, please visit the CNS Response website, www.cnsresponse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties as set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

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